Exhibit 10.30

RESTRICTED STOCK UNIT AND CASH AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AND CASH AWARD AGREEMENT (the “Agreement”), dated as of                         ,      (the “Date of Grant”), is made by and between MTR Gaming Group, Inc., a Delaware corporation (the “Company”), and                                      (the “Grantee”).

WHEREAS, the Company has adopted the                              Plan, (the “         Plan”), pursuant to which the Company may grant Restricted Stock Units and Cash Awards; and

WHEREAS, the Company desires to grant to the Grantee the number of Restricted Stock Units provided for herein and to pay to the Grantee the additional cash compensation provided for herein; and

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.     Grant of Restricted Stock Units; Payment of Cash Compensation

(a) Grant of Restricted Stock Units. The Company hereby grants to the Grantee an aggregate of                                          (                ) Restricted Stock Units (the “Award”) on the terms and conditions set forth in this Agreement and as otherwise provided in the applicable Plan.

(b) Agreement to Pay Additional Cash Compensation. The Company hereby agrees to pay the Grantee the aggregate sum of                                                      ($              ) as additional cash compensation (the “Cash Compensation”), payable pursuant to and subject to the terms and conditions set forth herein.

(c) Incorporation of Plan; Capitalized Terms. The provisions of the applicable Plan are hereby incorporated herein by reference with respect to awards under such Plan. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the applicable Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in such Plan.  In the event of any conflict or inconsistency between this Agreement and the applicable Plan, the terms of the applicable Plan shall govern.

Section 2.     Terms and Conditions of Award and Cash Compensation

The grant of Restricted Stock Units provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a) Limitations on Rights Associated with the Restricted Stock Units. The Restricted Stock Units are bookkeeping entries only. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.

(b) Restrictions. Restricted Stock Units and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, during the period commencing on the Date of Grant and ending on the date the Restricted Stock Units vest.  Any attempt to dispose of any Restricted Stock Units in contravention of the above restriction shall be null and void and without effect.

(c) Lapse of Restrictions. Subject to Sections 2(e) & 2(f) below, one-third (1/3) of the Restricted Stock Units and one-third (1/3) of the Cash Compensation granted under each of the Plans shall vest and become non-forfeitable upon each of the first, second, and third anniversaries of the Date of Grant.

(d) Timing and Manner of Payment of Restricted Stock Units and Cash Compensation. Any Restricted Stock Units and Cash Compensation that become non-forfeitable shall be paid as soon as practicable after the Restricted Stock Units subject to the Award and Cash Compensation become non-forfeitable (such date, the “Payment Date”); provided, however, that (i) if and to the extent required by Section 409A of the Internal Revenue Code, payment upon the Grantee’s “separation from service” shall be deferred until the six month anniversary of such separation of service and (ii) subject to the foregoing deferral, the Payment Date shall be made no later than March 15th in the year following the calendar year in which the Restricted Stock Units and Cash Compensation became non-forfeitable.  Such Restricted Stock Units shall be paid by the Company delivering to the Grantee a number of Shares equal to the number of Restricted Stock Units adjusted for any stock splits, stock dividends, stock rights or extraordinary cash dividends that become non-forfeitable upon that Payment Date. Subject to Section 2(g), the Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Grantee. Delivery of any certificates will be made to the Grantee’s last address reflected on the books of the Company and its Subsidiaries unless the Company is otherwise instructed in writing. Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid. Notwithstanding anything herein to the contrary, the Company shall have no obligation to issue Shares in payment of the Restricted Stock Units unless such issuance and such payment shall comply with all relevant provisions of law and the requirements of any stock exchange provided, however that the Company shall use its best efforts to comply.

(e) Termination of Employment.  Except as otherwise determined by the Committee and except as otherwise provided herein, unvested Restricted Stock Units and rights to receive Cash Compensation shall be automatically forfeited if the Grantee’s employment or service with the Company is terminated for any reason prior to the lapsing of the restrictions in accordance with Section 2(c) hereof.  Notwithstanding the foregoing, the Grantee’s unvested Restricted Stock Units and rights to receive Cash Compensation shall vest in full (and shall not be automatically forfeited) if the Company terminates the Grantee’s employment or service with the Company and such termination is not due to Cause (as defined below), the death of the Grantee, or the Disability of the Grantee.

Neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall have any rights or interests in any Restricted Stock Units or Cash Compensation that are so forfeited.  For purposes of this Agreement, the term “Cause” shall mean: (i) conviction of a felony; (ii) embezzlement or misappropriation of funds or property of the Company or any of its affiliates (the “Affiliates”); (iii) consistent refusal to substantially perform, or willful misconduct in the substantial performance of, his duties and obligations hereunder; (iv) engaging in activity that the Board unanimously determines in its reasonable judgment would result in the suspension or revocation of any video lottery, pari-mutuel, or other gaming license or permit held by the Company or any of its subsidiaries; or (v) a final determination by any state gaming regulatory agency that Grantee is not suitable to hold his or her position or otherwise to participate in a gaming enterprise in the state in question.

(f) Change in Control. The following provisions shall apply in the event of a Change in Control (as such term is defined below):

i)                 Any unvested Restricted Stock Units and unvested Cash Compensation shall vest on the date of the Change of the Change of Control.

ii)              For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events: (i) an acquisition of any voting securities of Company by any person or group immediately after which such person or group has beneficial ownership of more than 50% of the combined voting power of Company’s then outstanding voting securities; (ii) during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or (iii) the consummation of (A) a merger, consolidation or reorganization involving Company, unless the company resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) shall adopt or assume this Agreement and the stockholders of Company immediately before such merger, consolidation or reorganization, own more than 50% of the combined voting power of the Surviving Corporation in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of Company, or (C) a sale or transfer of all or substantially all of the assets of Company.

(g) Income Taxes. The Grantee’s receipt of the Restricted Stock Units and Cash Compensation is conditioned upon the Grantee satisfying applicable income tax withholding requirements. The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements. In the event the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method, the Company may satisfy such withholding by any one or combination of the following methods as elected by the grantee: (i) by requiring the Grantee to pay such amount in cash or check; (ii) by deducting such amount out of any other compensation otherwise payable to the Grantee; and/or (iii) by allowing the Grantee to surrender shares of common stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld. For these purposes, the fair market value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined.

Section 3.     Miscellaneous

(a) Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to the Grantee’s residence or to such other address as may be designated in writing by the Grantee.

(b) No Right to Continued Employment. Nothing in the Plans or in this Agreement shall confer upon the Grantee any right to continue in the employ of the Company, a Parent or any Subsidiary or shall interfere with or restrict in any way the right of the Company, Parent or any Subsidiary to remove, terminate or discharge the Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice provided, however that notwithstanding anything in this Agreement to the contrary, this Agreement is not intended to supersede or otherwise modify the parties’ rights and obligations under any employment agreement between the parties.

(c) Bound by Plans. By signing this Agreement, the Grantee acknowledges that she has received a copy of the Plans and has had an opportunity to review the Plans and agrees to be bound by all the terms and provisions of the applicable Plan.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(e) Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(f) Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(g) Entire Agreement and Full Satisfaction. This Agreement, the Plans and the Employment Agreement contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(h) Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(i) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the            day of                         ,               .

COMPANY

MTR GAMING GROUP, INC.

By:
Its:

GRANTEE